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                                                                   EXHIBIT 10.37


               C O R P O R A T E   E X C H A N G E   C E N T E R
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                         L E A S E   A G R E E M E N T
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                   SECTION 1.  BASIC PROVISIONS AND CERTAIN

DEFINED TERMS:

1.1. This Lease Agreement is made and entered into on this the 9th day of October, 1998.

1.2.    "Lessor":               Corporate Exchange Limited Partnership
        Address for payment     9307 W. Sam Houston Parkway, Suite 200
        and notices:            Houston, Texas  77099

1.3.    "Lessee":               GEERLINGS & WADE OF TEXAS, INC.
        Address for payment     12502 Exchange Drive, Suite 412
        and notices:            Stafford, Texas  77477

  1.4. "Leased Premises": Premises described in plans approved by Lessee containing approximately 5,712 rentable square feet of office and warehouse
                         -----
space situated in and sometimes referred to as "The Building" or "The Project" and further described as the "Building" or the "Project" and further described as being that certain tract of land as described on Exhibit "B" (Attached) and depicted in Exhibit "A" (Attached).

Known as 12502 Exchange Drive, Suite 412, Stafford, Texas  77477.
         -------------------------------

  1.5.  Term:  Commencing on November 9, 1998, (the "Commencement Date") and
                             ----------------
shall terminate on October 31, 2001 (the "Termination Date").  Lessee will be
                   -----------------
allowed occupancy of the space on October 9, 1998 with no rental charge.

  1.6.  Base Rent:  A total sum of $108,117.62 payable in 36 monthly
                                   -----------            --
installments plus any partial month thereof in the amount of $3,027.36 per
                                                             -------------
month.
------

Additional rent may be due and payable during the term hereof and any extension period pursuant to Subsections 4.2, 5.1, 5.2, 8.2, 8.4, and 8.5.

  1.7.  Services/Operating Expenses:

  1.7.1. Building Services. Lessor shall provide the normal utility service connections to the Building. Lessee shall pay the cost of all utility services, including, but not limited to, initial connection charges, all charges for gas, electricity, water, sanitary and storm sewer service, and for all electrical lights. However, in a multi-occupancy building, Lessor may provide water to the Leased Premises, in which case Lessee agrees to pay to Lessor its pro rata share of the cost of such water.

  1.7.2. Theft or Burglary. Lessor shall not be liable to Lessee for losses to Lessee's property or personal injury caused by criminal acts or entry by unauthorized persons into the Leased Premises or the Building.

1.7.2. Operating Expenses. In the event Lessor's operating expenses for the Building and/or project of which the Leased Premises are a part shall, in any calendar year during the term of this Lease, exceed the sum of $1.20 per square
                                                               -----
foot, Lessee agrees to pay as additional rent Lessee's pro rata share of such excess operating expenses. Lessor may invoice Lessee monthly for Lessee's pro rata share of the estimated operating expenses for each calendar year, which amount shall be adjusted each year based upon anticipated operating expenses. Within nine months following the close of each calendar year, Lessor shall provide Lessee an accounting showing in reasonable detail all computations of additional rent due under this section. In the event the accounting shows that the total of the monthly payments made by Lessee exceeds the amount of additional rent due by Lessee under this section, the accounting shall be accompanied by a refund. In the event the accounting shows that the total of the monthly payments made by Lessee is less than the amount of additional rent due by Lessee under this section, the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provision in this Lease, during the year in which the Lease terminates, Lessor, prior to the termination date, shall have the option to invoice Lessee for Lessee's pro rata share of the excess operating expenses based upon the previous year's operating expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Lessee applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including the termination date bears to 365. Lessee shall have the right, at its own expense and within a reasonable time, to audit Lessor's books relevant to the additional rent payable under this section. Lessee agrees to pay any additional rent due under this section within thirty (30) days following receipt of the invoice or accounting showing additional rent due.

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  1.7.4.  Definition of Operating Expenses.  The term "Operating Expenses"
includes all expenses incurred by Lessor with respect to the maintenance and operation of the building of which the Leased Premises are a part, excluding exterior walls and structural foundation, however, including, but not limited to, the following: maintenance, repair and replacement costs; security; management fees, wages and benefits payable to employees of Lessor whose duties are directly connected with the operation and maintenance of the Building; all services, utilities, supplies, repairs, replacements or other expenses for maintaining and operating the common parking and plaza areas; the cost, including interest, amortized over its useful life, of any capital improvement made to the Building by Lessor after the date of this Lease which is required under any governmental law or regulation that was not applicable to the Building at the time is was constructed; the cost, including interest, amortized over its useful life, of installation of any device or other equipment which improves the operating efficiency of any system within the Leased Premises and thereby reduces Operating Expenses; all other expenses which would generally be regarded as operating and maintenance expenses which would reasonably be amortized over a period not to exceed five years; all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owners' associations which accrue against the building of which the Leased Premises are a part during the term of this Lease; and all insurance premiums Lessor is required to pay or deems necessary to pay, including public liability insurance, with respect to the Building. The term Operating Expenses does not include the following: repairs, restoration or other work occasioned by fire, wind, the elements or other casualty; income and franchise taxes of Lessor; expenses incurred in leasing to or procuring Lessees, leasing commissions, advertising expenses and expenses for the renovating of space for new Lessees; interest or principal payments on any mortgage or other indebtedness of Lessor; compensation paid to any employee of Lessor above the grade of property manager; any depreciation allowance or expense; or operating expenses which are the responsibility of Lessee.

  1.8.  Permitted Use: General office and warehouse storage use for the retail
                       -------------------------------------------------------
sale of wine and other associated products.
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                         SECTION 2. SECURITY DEPOSIT:

  On the date of execution of this Lease by Lessee, Lessor ACKNOWLEDGES THAT Lessee HAS ESCROWED A SECURITY DEPOSIT IN THE AMOUNT OF $3,027.36 to be held for
                                                        ---------
the performance by Lessee of Lessee's covenants and obligations under this Lease, it being expressly understood that the deposit shall not be considered an advance payment of rental or a measure of Lessor's damage in case of default by Lessee. Upon the occurrence of any event of default by Lessee or breach by Lessee of Lessee's covenants under this Lease, Lessor may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent and/or any damage, injury, expense or liability caused to Lessor by the event of default or breach of covenant, with any remaining balance of the security deposit to be returned by Lessor to Lessee upon termination of this Lease.

                          SECTION 3. GRANTING CLAUSE:

  In consideration of the obligation of Lessee to pay rent as herein provided and in consideration of the rents, terms, provisions, and covenants hereof, Lessor hereby leases, lets and demises to Lessee, and Lessee hereby takes from Lessor the Leased Premises as described in Subsection 1.4 to have and to hold said Leased Premises for a term commencing on the "Commencement Date" of this lease and ending on the "Termination Date" as specified in Subsection 1.5 all upon the terms and conditions set forth in this Lease.

                               SECTION 4.  RENT:

  4.1. Lessee agrees to pay the base and any additional rent specified in Subsection 1.6 to Lessor at the address (payments and notices) specified in Subsection 1.2 in legal tender of the United States of America, without demand and except as expressly provided herein, without abatement, offset, counterclaim or deduction. One monthly installment of rent shall be due and payable on the date of execution of this Lease by Lessee for the first month's rent and a like monthly installment shall be due and payable on/or before the first day of each calendar month succeeding the "Commencement Date" or Completion Date" during the demised term provided, that if the "Commencement Date" or "Completion Date" should be a date other than the first day of a calendar month, the monthly base rental set forth above shall be prorated to the end of that calendar month and all succeeding installments of base rent shall be payable in advance on/or before the first day of each succeeding calendar month during the demised term. Similarly, if the termination date should be a date other than the final date of a calendar month, the monthly base rental shall be prorated to the end of the term of the Lease.

  4.2. Other remedies for nonpayment of rent notwithstanding if the monthly rental payment is not received by Lessor on or before the fifth day of the month for which rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the fifth day of the month next following the month in which Lessee was invoiced, a service charge of six (6%) percent of such

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past due amount shall become due and payable in addition to such amounts owed under this Lease. Said service charge in any case shall not be less than $25.00 if assessed. Lessee agrees to pay such an amount as liquidated damages to cover the additional costs of collecting and processing such late payment.

                      SECTION 5.  SERVICES AND UTILITIES:

  5.1. Lessor or Lessee (as specified in Section l.7) shall be responsible for paying service /operating expenses, including connection and/or inspection charges, if any, associated with the Leased Premises. Lessor shall provide the normal utility service connection points to the Leased Premises. Lessee shall pay for all telephone charges, connections, and installation fees and for all electric light lamps or tubes used as part of the Leased Premises.

  5.2. Lessee shall pay all costs caused by Lessee introducing excessive pollutants into the sanitary and/or storm sewer system, including permits, fees and charges levied by any governmental subdivision for any pollutants or solids other than ordinary human waste. Lessee shall be responsible for the installation and maintenance of any dilution tanks, holding tanks, settling tanks, sewer sampling devices, sandtraps, grease traps or similar devices as may be required by the governmental subdivision for Lessee's use of the sanitary and/or storm sewer system. If the Leased Premises are in a multi-occupancy building, Lessee shall pay all surcharges levied or other charges due to Lessee's use or waste of natural gas, potable water, sanitary sewer or waste removal services insofar as such surcharges or waste of such services effect Lessor or other Lessees in the Building. Lessee shall pay all charges for pest control and extermination and for garbage and trash pick-up services. Lessor shall not be required to pay for any services supplies or upkeep in connection with the Leased Premises unless expressly provided for in this Section 5.

  5.3. Lessor shall not be liable in damages or otherwise for failure, stoppage or interruption of any such service, nor shall the same be construed as an eviction of Lessee, work an abatement of rent, or relieve Lessee from the operation of any covenant or agreement; but in the event of any failure, stoppage or interruption thereof, Lessor shall use reasonable diligence to resume service promptly. The work of Building maintenance shall not be hindered by Lessee.

                         SECTION 6.  USE OF PREMISES:

  6.1. Lessee warrants and represents to Lessor that the Leased Premises shall be used and occupied only for the purposes specified in Section 1.8. Lessee shall occupy the Leased Premises, conduct its business and control its agent, employees, invitees and visitors in such a way as is lawful, reputable and will not create any nuisance as determined by Lessor or otherwise interfere with, annoy or disturb any other Lessee in its normal business operations or Lessor in its management of the Building.

  6.2. Lessee shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the Leased Premises. Lessee will comply with the rules of the Building adopted by Lessor which are set forth on a schedule attached to this Lease. Lessor shall have the right at all times to change the rules and regulations of the Building or to amend them in any reasonable manner as may be deemed advisable for the safety, care and cleanliness, and for the preservation of good order, of the Building or the Leased Premises. All changes and amendments in the rules and regulations of the Building will be sent in writing by Lessor to Lessee and shall thereafter be carried out and observed by Lessee.

  6.3. Lessee, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Leased Premises during the full term of this Lease as well as any extension or renewal thereof.

  6.4 Lessee and its customers shall not be entitled to exclusive use of specific parking spaces but shall be entitled to park in common areas designated by Lessor with other Lessees of Lessor. Lessee agrees not to overburden the parking facilities and specifically not to park or store motor vehicles or other equipment on such parking facilities for uninterrupted periods of time in all events not to exceed ten (10) days, and further agrees to cooperate with Lessor and other Lessees in the use of parking facilities, consenting to the relocation by Lessor of any such parked or stored motor vehicles or equipment to maintain the safe and efficient operation and favorable appearance of the Project.
Lessor reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces among Lessee and other Lessees.

  6.5. Lessee agrees to exonerate, and indemnify, pay and protect, defend (with counsel reasonably approved by Lessor), and save Lessor and the directors, officers, shareholders, employees, and agents of the Lessor harmless from and against any claims (including without limitation, third party claims for personal injury or real or personal property damage), actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties,

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

fines, costs, liabilities (including sums paid in settlement claims) interest, or losses, including reasonable attorneys' fees and expenses (including, without limitation, any such fees and expenses incurred in enforcing this Lease or collecting any sums due hereunder), consultant fees, and expert fees, together with all other costs and expenses of any kind or nature (collectively, the "Costs") that arise directly or indirectly from or in connection with the presence, suspected presence, release, or suspected release of any Hazardous Material, as hereinafter defined in Subsection 6.6, in or into the air, soil, ground water, or surface water at, on, about, under, or within the Leased Premises, or any portion thereof, or elsewhere in connection with the transportation of Hazardous Materials to or from the Leased Premises. The indemnification provided in this Subsection 6.5 shall specifically apply to and include claims or actions brought by or on behalf of employees of Lessee. In the event Lessor shall suffer or incur any such Costs, Lessee shall pay to Lessor the total of all such Costs suffered or incurred by Lessor upon demand thereof by Lessor. Without limiting the generality of the foregoing, the indemnification provided in this Subsection 6.5 shall specifically cover Costs, including capital, operating, and maintenance costs, incurred in connection with any investigation or monitoring of site conditions, any clean-up, containment, remedial, removal, or restoration work required or performed by any federal, state, or local governmental agency or political subdivision or performed by any non governmental entity or person because of the presence, suspected presence, release, or suspected release of any Hazardous Material in or into the air, soil, ground water, or surface water at, on, about, under, or within the Leased Premises (or any portion thereof), or elsewhere in connection with the transportation of Hazardous Materials to or from the Leased Premises and any claims of third parties for loss or damage due to such Hazardous Material .

  6.6. As used in this Lease, the term "Hazardous Materials" means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. (S) 172.101) or by the Environmental Protection Agency as hazardous substances (40 C.F.R.
Part 302) and amendments thereto, or such substances, materials, and wastes which are or become regulated under any applicable local, state, or federal law including, without limitation, any material, waste or substance which is: (i) petroleum; (ii) asbestos; (iii) polychlorinated biphenyl; (iv) defined as "hazardous waste," "extremely hazardous waste," or "restricted hazardous waste";
(v) designated as "hazardous substance" pursuant to section 311 of the Clean Water Act, 33 U.S.C. (S) 1251 et seq. (33 U.S.C. (S) 1321) or listed pursuant to
                              ------
section 307 of the Clean Water Act (33 U.S.C. (S) 1317); (vi) defined as "hazardous waste" pursuant to section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq. (42 U.S.C. (S) 6903); or (vii) defined
                                 ------
as a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et
                                                                            --
seq. (42 U.S.C. (S) 9601).
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               SECTION 7. INSURANCE AND PERSONAL PROPERTY TAXES:

  7.1. Lessee shall not permit the Leased Premises to be used in any way which would in the opinion of Lessor, be extra hazardous on account of fire or otherwise which would in any way increase or render void the fire and extended coverage insurance on leasehold improvements, contents in the Building belonging to other Lessees in the Building, or the Building. If at any time during the term of this Lease the State Board of Insurance or other insurance authority imposes an additional penalty or surcharge in Lessor's insurance premiums because of Lessee's original or subsequent placement or use of storage rack or bins, method of storage or nature of Lessee's inventory or any other act of Lessee, Lessee agrees to pay as additional rental the increase in Lessor's insurance premiums.

  7.2. Lessee shall, at its expense, maintain a policy or policies of comprehensive general liability insurance with the annual premiums thereof fully paid in advance, issued by and binding upon an insurance company having a rating of A or better by Best's Rating Guide or other comparable service, such insurance to afford minimum such protection of not less than five hundred thousand and no/100 dollars ($500,000.00) in respect to bodily injury or death to any one person, and of not less than five hundred thousand and no/100 dollars ($500,000.00) in respect to any one occurrence, and of not less than one million and no/100 dollars ($1,000,000.00) for property damage and the Lessor shall be named as additional insured thereon and a certified copy of such policy shall be provided or furnished to Lessor by Lessee. All renewals of each such policy shall be delivered to Lessor not less than thirty (30) days prior to the expiration of each such policy.

  7.3. Lessor shall at all times during the terms of this Lease, at its expense, maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon an insurance company having a rating of A or better by Best's Rating Guide, insuring the Building against loss or damage by fire, explosion or other hazards and contingencies for the full insurable value; provided, that Lessor shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessee or which Lessee may have upon or within the Leased Premises or any fixtures installed by or paid for by Lessee upon or within the Leased Premises or any additional improvements which Lessee may construct on the Leased Premises.

  7.4. Lessee shall be liable for all taxes levied against personal property and trade fixtures placed by Lessee in the Leased Premises. If any such taxes are levied against Lessor or Lessor's property and if Lessor elects to pay the same or if the assessed value of Lessor's property is increased by inclusion of personal property and trade fixtures placed by Lessee or in the Leased Premises and Lessor elects to pay the taxes based on such increase, Lessee shall pay to Lessor upon demand that part of such taxes for which Lessee is primarily liable hereunder.

                     SECTION 8.  REPAIRS AND MAINTENANCE:

  8.1. Unless otherwise expressly provided herein, Lessor shall not be required to make any improvements, replacements or repairs of any kind or character on the Leased Premises during the term of this Lease, except such repairs as are set forth in this Section 8. Lessor shall maintain only the roof, foundation, parking area, landscaped areas, and structural soundness of the exterior walls (excluding all windows, window glass, plate glass, and all doors) of the Building in good repair and condition except for reasonable wear and tear.

  8.2. Lessee shall, at its own risk and expense, maintain all other parts of the Building and other improvements on the Leased Premises in good repair and condition, including, but not limited to, down spouts, dock bumpers and regular removal of debris. Lessee shall take good care of all the property and its fixtures. Lessee shall, at its own cost and expense, repair or replace any damage or injury to all or any part of the Leased Premises caused by Lessee or Lessee's agents, employees, invitees or licensees.

  8.3. Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Lessor under this Lease, except if Lessee is deprived of the use of the Leased Premises for more than fifteen(15) consecutive days.

  8.4. Lessee shall not allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the Leased Premises to Lessor in as good condition as existed at the Commencement Date or Completion Date of this lease, ordinary wear and tear, natural deterioration beyond the control of Lessee, damage by fire, tornado, or other casualty excepted. The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Lessee, and if Lessor undertakes to restore the Leased Premises, it shall have a right of reimbursement against Lessee, ordinary wear and tear excepted.

  8.5. If Lessee fails to promptly make repairs or replacements for which Lessee is responsible pursuant to the provisions of this Lease Agreement, Lessor may, at Lessor's option, make the repairs or replacement and any reasonable costs therefor shall be charged to Lessee as additional rental and shall become payable by Lessee with the payment of the rental next due hereunder.

  8.6. All requests for repairs or maintenance that are the responsibility of Lessor pursuant to any provision of this Lease must be made in writing to Lessor at the address set forth in Subsection 1.2 (payments & notices).

                   SECTION 9.  IMPROVEMENTS AND ALTERATIONS:

  9.1. If construction is to be done by Lessor to the Leased Premises prior to Lessee's occupancy, Lessor will, at its expense, commence and/or complete the construction of the improvements constituting the Leased Premises, including partitions, in accordance with the floor plan and its specifications agreed to by the parties and made a part of this Lease by reference. The floor plan shall be approved and signed by the parties prior to the commencement of construction. Upon completion of the Building and other improvements in accordance with the plans and specifications, Lessee agrees to accept delivery of the Leased Premises and to execute and deliver to Lessor a letter accepting delivery of the Leased Premises.

  9.2. Lessee shall not make or allow to be made any alterations or physical additions in or to the Leased Premises without first obtaining the written consent of Lessor, such consent to be given or withheld in its sole absolute discretion. Any alterations, physical additions or improvements to the Leased Premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease. Lessor, at its option, may require Lessee to remove any physical additions and/or repair any alterations in order to restore the Leased Premises to the condition existing prior to the time Lessee took possession, all costs of removal and/or alterations to be borne by Lessee. This clause shall not apply to moveable equipment or furniture owned by Lessee which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if such equipment and furniture is not then subject to any other rights, liens and interests of Lessor.

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

                          SECTION 10.  CONDEMNATION:

  10.1. If more than twenty percent (20%) of the Leased Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise, or should be sold in lieu of condemnation, then either Lessor or Lessee shall have the right, at its option, to terminate this Lease as of the date when physical possession of the Leased Premises is taken by the condemning authority. If 20% or less of the Leased Premises is so taken or sold or if the Lease is not terminated upon any taking or sale of greater than 20% of the Leased Premises, the Rent payable hereunder shall be abated in proportion to the portion of the Leased Premises which are rendered unleasable by such condemnation.

  10.2. All damages awarded for a taking by condemnation of a whole or a part of the Leased Premises shall belong to Lessor, whether such damages are awarded as compensation for the diminution in value to the leasehold or to the fee of the Leased Premises; provided, however, that Lessor shall not be entitled to an award made for depreciation to, and the cost of removal of, Lessee's stock and fixtures, if a proper judicial authority makes a separate award for such items to Lessee.

                        SECTION 11.  FIRE AND CASUALTY:

  11.1. The parties hereto mutually agree that if the Leased Premises are partially or totally destroyed by fire or other casualty covered by the fire and extended coverage insurance to be carried by Lessor under the terms hereof, then Lessor may after thirty (30) days' written notice by Lessee, at its option, repair and restore the Leased Premises, as soon as it is reasonably practicable, to substantially the same condition in which the Leased Premises were before such damage, or it may terminate the Lease, provided, however, that in the event the Leased Premises are completely destroyed or so badly damaged that repairs cannot be commenced within thirty (30) days and completed within one hundred eighty (180) days thereafter, then this Lease shall be terminable as of the date of the occurrence of the damage or destruction by either party thereto serving written notice upon the other; and provided further, that in any event if repairs have not been commenced within thirty (30) days from the date of said damage and thereafter completed within a reasonable time, in no case to exceed one hundred eighty (180) days, this Lease may be immediately terminated by Lessee as of the date of occurrence of the damage or destruction, by serving notice upon the Lessor.

  11.2. In the event the Leased Premises are completely destroyed or so damaged by fire or other casualty covered by the fire and extended coverage insurance to be carried by Lessor under the terms hereof that it cannot reasonably be used by Lessee for the purposes herein provided and this Lease is not terminated as above provided, then there shall be a total abatement of rent until said premises are usable. In the event the Leased Premises are partially destroyed or damaged by fire or other hazard herein provided, then there shall be a partial abatement in the rent corresponding to the time and extent which such premises cannot be used by Lessee.

                      SECTION 12.  WAIVER OF SUBROGATION:

  Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby mutually release each other from any and all liability or responsibility to it or anyone claiming through or under it by way of subrogation or otherwise, for any loss or damage caused by fire, lightning, or any of the extended coverage casualties, even if such fire or other casualty shall have been caused by the fault or negligence of such party or anyone for whom such party may be responsible. Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person) each party to this Lease agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this paragraph and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the mutual waivers contained in this paragraph.

                          SECTION 13.  HOLD HARMLESS:

  Lessor shall not be liable to Lessee's employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to property on or about the Leased Premises caused by the negligence or misconduct of Lessee, its agents, servants or employees, or of any other person entering upon the Leased Premises under express or implied invitation by Lessee, or other Lessees of part of all of the remainder of the Building, or caused by the Building and improvements located on the Leased Premises becoming out of repair, or caused by leakage of gas, oil, water, or steam or by electricity emanating from the Leased Premises. Lessee agrees to indemnify and hold harmless Lessor of and from any loss, attorneys' fees, expenses or claims arising out of any such damage or injury. Any liability insurance which may be carried by Lessor or Lessee with respect to the Leased Premises shall be for the sole benefit of the party carrying the insurance and under its sole control.

  Lessee shall not be liable to Lessor's employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to property on or about the Leased Premises caused by the negligence or misconduct of Lessor, its agents, servants or employees, or of any other person entering upon the Leased Premises under express or implied invitation by Lessor, or other Lessors of part of all of the remainder of the Building, or caused by the Building and improvements located on the Leased Premises becoming out of repair, or caused by leakage of gas, oil, water, or steam or by electricity emanating from the Leased Premises. Lessor agrees to indemnify and hold harmless Lessee of and from any loss, attorneys' fees, expenses or claims arising out of any such damage or injury. Any liability insurance which may be carried by Lessee or Lessor with respect to the Leased Premises shall be for the sole benefit of the party carrying the insurance and under its sole control.

                     SECTION 14.  LESSOR'S RIGHT OF ENTRY:

  Lessor, its officers, agents and representatives, subject to any security regulations imposed by any governmental authority, shall have the right to enter all parts of the Leased Premises at all reasonable hours, upon 24 hours written notice (except in the event of an emergency), to inspect, clean, make repairs, alterations and additions to the Building or Leased Premises which it may deem necessary or desirable or to provide any service which it is obligated to furnish to Lessee and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof.

                     SECTION 15.  ASSIGNMENT OR SUBLEASE:

  Lessor shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject of this Lease. Lessee shall not assign this Lease, or allow it to be assigned, in whole or in part by operation of law or otherwise, or mortgage or pledge the same, or sublet the Leased Premises, or any part thereof, without the prior written consent of Lessor, such consent not to be unreasonably withhold if Permitted Use remains general office and warehouse storage use the same, and in no event shall any such assignment or sublease ever release Lessee from any obligation or liability hereunder. No assignee or Sublessee of the Leased Premises or any portion thereof may assign or sublet the Leased Premises or any portion thereof. Lessor shall have the option, upon receipt from Lessee of written request for Lessor's consent to subletting or assignment, to cancel this Lease as of the date the requested subletting or assignment is to be effective. The option shall be exercised, if at all, within thirty (30) days following Lessor's receipt of written notice by delivery to Lessee of written notice of Lessor's intention to exercise the option. Upon the occurrence of any "event of default" as defined below, if all or any part of the Leased Premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or subLessee all rents becoming due to Lessee by reason of the assignment or sublease and Lessor shall have a security interest in all properties on the Leased Premises to secure payment of such sums. Any collection directly by Lessor from the assignee or subLessee shall not be construed to constitute a release of Lessee from the further performance of its obligations under this Lease.

                         SECTION 16.  LANDLORD'S LIEN:



                 SECTION 17.  DEFAULT BY LESSEE AND REMEDIES:

  17.1. Any of the following shall be deemed to be events of default by Lessee under this Lease:

  17.1.1. Lessee shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease.

  17.1.2.  Lessee shall abandon any substantial portion of the Leased Premises.

  17.1.3. Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within fifteen (15)days after written notice from Lessor to Lessee. (except for a default caused by the nonpayment of rent as set forth in Section 4 hereof, for which no notice is required).

  17.1.4. Lessee shall file a petition or be adjudged bankrupt or insolvent under the National Bankruptcy Act, as amended or any similar law or statute of the United States or any state or a receiver or trustee shall be appointed for all or substantially all of the assets of Lessee or Lessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors.

  17.1.5. Lessee shall create or permit to be created any lien, encumbrance, or charge (arising out of any work done or materials or supplies furnished by any contractor, mechanic, laborer, or material man, or any mortgage, conditional sale, security agreement, or chattel mortgage, or otherwise, by or for Lessee) which might become a lien, encumbrance, or charge upon the Leased Premises or any part thereof, or the income therefrom. If Lessee is in default under this Subsection 17.1.5, all costs and expenses, including attorney's fees, incurred by Lessor in connection therewith, shall constitute Rent under this Lease, which Lessee shall pay to Lessor upon demand. Nothing herein contained shall obligate Lessee to pay or discharge any lien created by Lessor.

  17.2. Upon the occurrence of any event of default as set forth herein, Lessor may treat the occurrence of such event of default as a breach of this Lease, and in addition to any and all other rights or remedies of Lessor provided in this Lease or by law or in equity, Lessor shall have the right, at Lessor's option, and without further notice or demand of any kind to Lessee or to any other person, to take one or more of the following actions, it being agreed that Lessor's remedies shall be cumulative and not exclusive of each other, however Lessor and Lessee agree that paragraph (A) and (B) will not be cumulative and are exclusive of each other:

  (A) Terminate this Lease or terminate Lessee's right to possession by giving Lessee written notice, in which event, Lessor shall be entitled to recover forthwith as damages a sum of money equal to:

        (i) The total rent and other amounts due and unpaid at the time of termination plus interest thereon at the maximum non usurious rate permitted by law, or if applicable law does not provide a maximum non usurious rate, then at an annual rate equal to the Prime Rate (herein, the interest rate in effect from time to time, described as the base rate on corporate loans at large U.S. money center commercial banks as published by The Wall Street Journal, the "Prime Rate") as it varies, plus two percentage points based upon a 365 day year, from the date due until the date paid; plus any other amounts necessary to compensate Lessor for all of the detriment proximately caused by Lessee's failure to perform its obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the reasonable cost of renovating and reletting the Leased Premises, reasonable attorneys' fees, any reasonable fees paid to a collection agency for the process of collecting any moneys due to Lessor, real estate commissions and fees, and expenses or costs incurred in connection with mortgagees or other Lessees as a result of such termination; and

        (ii) A sum equal to the amount of the then cash value of the total rent and all other amounts that Lessee would have been required to pay under the provisions of this Lease for the period which otherwise would have been the unexpired portion of the Term (such cash value, if and only if required by applicable law, reduced by the then cash value of the fair and reasonable rental value of the Leased Premises for the same period). The "fair and reasonable rental value of the Leased Premise" shall be determined on the basis of a Lessee paying not only a return to a landlord for the use and occupation of the Leased Premises, but also other moneys, costs, charges, and expenses as are required to be paid by Lessee under the terms of this Lease. The Term "then cash value" means the amount in question discounted at the rate of twelve percent (12%) per annum to present worth. Lessor will use reasonable efforts to relet the Leased Premises after termination.

  (B) Terminate Lessee's right of possession and retake possession of the Leased Premises from Lessee by summary proceedings or otherwise, and it is agreed that the commencement and prosecution of any action by Lessor in forcible entry and detainer, ejectment or otherwise, or any execution of any judgment or decree obtained in any action to recover possession of the Leased Premises, shall not be construed as an election to terminate this Lease, whether such re-entry is had or taken under summary proceedings or otherwise, and shall not be deemed to have discharged Lessee from any of its obligations for the remainder of the Term. Lessee shall, notwithstanding any such re-entry, continue to be liable for the payment of all Rent and other amounts due hereunder, and the performance of the covenants and agreements to be performed by Lessee under this Lease. In the event Lessor retakes possession of the Leased Premises, Lessor shall have the right, and use reasonable efforts to relet the Leased Premises after termination, but not the duty, to relet the Leased Premises to some other person, firm or corporation (whether for a term greater or less than, or equal to the unexpired portion of the Term; whether the space to relet includes more or less square footage of leasable area than the Leased Premises; or whether the character and/or use of the Leased Premises is changed, upon such terms and conditions and for such rental as the Lessor may deem proper in the exercise of its reasonable business judgment. Thereafter all of the rentals and other charges received by Lessor for such reletting shall be applied in the following order: (i) to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; (ii) to the payment of any and all costs of such reletting; (iii) to the payment of the cost of any reasonable alternations and/or repairs to the Leased Premises; (iv) the residue, if any, shall be held by Lessor and applied in payment of future rent and other amounts as the same may become due and payable hereunder. If the rentals received during any month from such reletting are insufficient, following the specified application thereof, to cover the rent and other amounts payable by Lessee during such month, then Lessee shall pay any deficiency to Lessor, which deficiency shall be calculated and paid monthly. Lessee shall have no right to any excess rentals received from such reletting but shall receive credit therefor pursuant to Subsection 17.2 (B) (vi). Lessee also shall pay to Lessor, as soon as ascertained, any costs and expenses, including but not limited to brokerage commissions and attorneys' fees and fees paid to collection agencies, incurred by Lessor in such reletting, or in making such reasonable alterations and repairs not covered by the rentals received from such reletting. In the event Lessor retakes possession of the Leased Premises, Lessor shall have the right, but not the duty, to remove therefrom any or all part of the personal property located therein, and may place the same in storage at a public warehouse at the expense and risk of the owner or owners thereof. If Lessor elects to exercise the remedy prescribed in this paragraph (B), this election shall in no way prejudice Lessor's right at any time thereafter to cancel said election in favor of the remedy prescribed in Subsection 17.2 (A).

  (C) File suit from time to time to recover any sums due or falling due under this Lease.

  (D) Alter locks or other security devices at the Leased Premises, and Lessor shall not be required to make a key available to altered locks or security devices but Lessor may permit access to the Leased Premises during Lessor's regular business hours. No alteration of locks or other security devices and no removal or other exercise of dominion by Lessor over the property of Lessee or others at the Leased Premises shall be deemed unauthorized or constitute a conversion, Lessee hereby consenting, after an event of default, to the aforesaid exercise of dominion over Lessee's property within the Leased Premises. All claims for damages by reason of such reentry or repossession or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Lessee agrees that any reentry by Lessor may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings, as Lessor may elect. Lessee acknowledges that Lessor may require full payment of all sums then due to Lessor under this Lease as a condition to Lessee's entitlement to a key to new or altered locks that Lessor may have placed on the Leased Premises after an event of default.

  It is hereby expressly stipulated by Lessor and Lessee that any of the foregoing actions (B) through (D) will not affect the obligations of the Lessee for the unexpired Term, including, but not limited to, the obligation for unaccrued rent and other amounts due.

  17.3. All remedies herein given Lessor, including all those not set forth provide by law or in equity, including specific injunctive relief, shall be cumulative, and the exercise of one or more of such remedies by Lessor shall not exclude the exercise of any other consistent remedy, nor shall any waiver by Lessor, express or implied, of any breach of any term, covenant or condition hereof be deemed a waiver of such term, covenant or condition hereof.
Acceptance of rent by Lessor from Lessee or any assignee, sub-Lessee or other successor in interest to Lessee, with or without notice, shall never be construed as a waiver of any breach of any term, condition or covenant of this Lease. Failure of Lessor to declare any default at any time and take such action as may be authorized hereunder, in law or equity, or otherwise shall never be construed as a waiver of any condition or covenant of this Lease.

                          SECTION 18.  FORCE MAJEURE:

  Lessor shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure. An "act of God" or "force majeure" is defined for purpose of this Lease as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, riots, floods, washouts, explosions, earthquakes, fire, storms, acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Lessor and which by the exercise of due diligence Lessor is unable, wholly or in part, to prevent or overcome.

                          SECTION 19.  HOLDING OVER:

  In the event of holding over by Lessee after the expiration or termination of this Lease, such hold over shall be as a Lessee at will and all of the terms and provisions of this Lease shall be applicable during such period, except that Lessee shall pay Lessor as rental for the period of such hold over an amount equal to one and one-half the rent which would have been payable by Lessee had such hold over period been a part of the original term of this Lease, and Lessee will vacate said premises and deliver the same to Lessor upon Lessee's receipt of notice from Lessor to vacate said premises. The rental payable during such hold over period shall be payable to Lessor on demand. Lessee shall provide Lessor with written notice of Lessee's intent to terminate this Lease 30 days prior to the expiration or termination of this Lease. If Lessee does not provide said 30 day notice, Lessee shall be deemed a holdover tenant until such time as Lessor has received said 30 days written notice and Lessor shall have the right to charge holdover rent from the date of receipt of notice of termination until the expiration of 30 days from the date of receipt of said notice. No holding over by Lessee, whether with or without consent of Lessor, shall operate to extend this lease except as herein provided.

                              SECTION 20.  SIGN:

  No signs of any kind or nature, symbol or identifying mark shall be put on the Building entrances, parking areas or upon the doors or walls, whether plate glass or otherwise, of the Leased Premises nor within the Leased Premises so as to be visible from the public areas or exterior of the Building, without prior written approval of Lessor. All signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Lessor. See attached Protective Covenants Item 7 "SIGNS".

                     SECTION 21.  SUCCESSORS AND ASSIGNS:

  The Lessor and Lessee agree that all provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each separate paragraph hereof, and that, except as restricted by the provisions of the section entitled "Assignment or Sublease" hereof, this Lease agreement and all the covenants herein contained shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns. It is hereby covenant and agreed that should Lessor's interest in the Leased Premises cease to exist for any reason during the term of the Lease, then notwithstanding the happening of such event, this Lease nevertheless shall remain unimpaired and in full force and effect and Lessee hereunder agrees to attorn to the then owner of the Leased Premises.

                       SECTION 22.  RIGHTS OF MORTGAGEE:

  Lessee accepts this Lease subject and subordinate to any recorded mortgage, deed of trust or other lien presently existing upon the Leased Premises. Lessor is hereby irrevocably vested with full power and authority to subordinate Lessee's interest under this Lease to any mortgage, deed of trust or other lien hereafter placed on the Leased Premises, and Lessee agrees upon demand to execute additional instruments subordinating this Lease as Lessor may require. If the interest of Lessor under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage on the Leased Premises, Lessee shall be bound to the transferee (sometimes called the "Purchaser") under the terms, covenants and conditions of this Lease for the balance of the term remaining and any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease and Lessee agrees to attorn to the Purchaser, including the mortgagee under any such mortgage if it be the Purchaser, as its Lessor, the attornment to be effective and self-operative without the executing of any further instruments upon the Purchaser succeeding to the interest of Lessor under this Lease. The respective rights and obligations of Lessee and the Purchaser upon the attornment, to the extent of the then remaining balance of the term of this Lease, and any extensions and renewals, shall be and are the same as those set forth in the Lease.

                      SECTION 23.  ESTOPPEL CERTIFICATES:

  Lessee agrees to furnish promptly, from time to time, upon request of Lessor or Lessor's mortgagee, a statement certifying that Lessee is in possession of the Leased Premises, the Leased Premises are acceptable, the Lease is in full force and effect, the Lease is unmodified, Lessee claims no recent charge, lien or claim of offset against rent, the rent is paid for the current month, but is not paid and will not be paid for more than one month in advance, there is or is not an existing default by reason of some act or omission by Lessor and such other matters as may be reasonably required by Lessor or Lessor's mortgagee.

                           SECTION 24.  DEFINITIONS:

  These definitions apply to the terms defined as those terms are used throughout this Lease.

  24.1. "Abandon" means the vacating of all or a substantial portion of the Leased Premises by Lessee, whether or not Lessee is in default of the rental payments due under this Lease.

  24.2. The "Commencement Date" shall be the earlier of the date set forth in Subsection 1.5. or taking possession of the suite by the Lessee. The "Commencement Date" shall constitute the commencement of this Lease Agreement for all purposes, whether or not Lessee has actually taken possession.

  24.3. The "Completion Date" shall be the date on which the improvement erected and to be erected upon the Leased Premises shall have been completed in accordance with the plans and specifications described in Section 9. Lessor shall use its best efforts to establish the "Completion Date" as the date set forth in Subsection 1.5. In the event that the improvements have not in fact been completed as of that date, Lessee shall notify Lessor in writing of its objections. Lessor shall have a reasonable time after delivery of the notice in which to take such corrective action as may be necessary, and shall notify Lessee in writing as soon as it deems such corrective action has been completed so that the improvements are completed and ready for occupancy. Taking of possession by Lessee shall be conclusively deemed to establish that the improvements have been completed and that the Leased Premises are in good and satisfactory condition, as of the date possession was so taken by Lessee, except for latent defects, if any.

                             SECTION 25.  NOTICES:

  Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served and shall not be deemed to have been given or served unless in writing and delivered personally or forwarded by Certified or Registered Mail, postage prepaid, addressed as follows:

  25.1. To the Lessor at the address (payment & notices) specified herein in Subsection 1.2.

  25.2. To the Lessee at the address (billings & notices) specified herein in Subsection 1.3.

  Such addresses may be changed from time to time by either party before serving notices as above provided.

                          SECTION 26.  SEVERABILITY:

  This Lease Agreement shall be construed in accordance with the laws of the State of Texas. Venue shall lie in Fort Bend County, Texas. If any clause or provision of this Lease is illegal, invalid, or unenforceable, under present or future laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

          SECTION 27.  ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES:

  It is expressly agreed by Lessee, as a material consideration for the execution of this Lease, that this Lease, with the specific references to written extrinsic documents, is the entire agreement of the parties, that there are, and were, no verbal representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease or the expressly mentioned written extrinsic documents not incorporated in writing in this Lease. Lessor and Lessee expressly agree that there are and shall be no implied warranties of merchantability, fitness or of any other kind arising out of this Lease. Lessee hereby waives any implied warranty by Lessor that the Leased Premises are suitable for their intended commercial purposes and, further, acknowledges that the obligations of Lessee under this Lease (including, without limitation, the obligation of Lessee to pay rent) are independent of any such implied warranty and are independent of all other covenants and warranties of Lessor. It is likewise agreed that this Lease may not be altered, waived, amended or extended except by an instrument in writing, signed by both Lessor and Lessee. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraph.

                  SECTION 28.  EXTENT OF LESSOR'S LIABILITY:

  Except as otherwise provided in this Lease, Lessor shall be in default under this Lease if Lessor fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after written notice thereof from Lessee to Lessor (unless such failure cannot reasonably be cured within thirty (30) days and Lessor has commenced to cure said failure within said thirty (30) days and continues to diligently pursue the curing of same. If Lessor is in default under this Lease, and if as a consequence of such default, Lessee recovers a money judgment against Lessor, such judgment shall only be satisfied out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title, and interest of Lessor in the Building or the Project, as the same may then be encumbered. Lessor shall not be liable for any deficiency; and in no event shall Lessee have the right to levy execution against any property of Lessor other than its interest in the Building or the Project.

                             SECTION 29.  BROKERS:

  Each party represents and warrants to the other party that it has not dealt with any realtor, broker or agent in connection with this Lease, except for O'Connell Realty Advisors, Inc., for Lessor, and Kenneth Li of Century 21
-------------------------------------------------------------------------
Southwest for Lessee, (individually and collectively, the "Broker").  Each party
----------------------
shall indemnify and hold the other party harmless from any cost, expense, loss or liability (including cost of suit and reasonable attorney's fees) for any compensation, commission or charges claimed by any other realtor, broker or agent in connection with this Lease by reason of any act of that party. Lessor shall pay all fees, charges and commissions owing to the Brokers in connection with this Lease.

                      SECTION 30.   TENANT IMPROVEMENTS:

  Lessor at Lessor's sole costs and expense, shall bear the cost of constructing a dock well to the existing semi-dock. Landlord shall not be obligated to construct the dock well unless all the provisions of SECTION 31 OTHER PROVISIONS, are obtained by Lessee, including but not limited to all permits and liquor licenses (the "Licenses") obtained from the appropriate authorities. Upon Lessee obtaining said Licenses, Lessor shall have forty-five (45) days in which to construct the dock well.

  Lessee has inspected the space and agrees to accept the Leased Premises on an "As Is" basis, with the exception of the above referenced improvements. All existing lights, HVAC systems and plumbing fixtures will be in good working condition prior to the commencement of the lease.

                        SECTION 31.  OTHER PROVISIONS:

  Lessee shall have ninety (90) days following the date of full execution hereof to obtain any and all necessary liquor licenses and use permits from the appropriate authorities (the "Licenses") and confirmation from UPS that it can and will deliver wine within Texas ("UPS consent"). If Lessee is unable to obtain said Licenses or UPS consent within this ninety (90) day period, Lessee may request and, upon a showing that all required Licenses and UPS consent have been applied for and diligently pursued, shall be granted a thirty (30) days extension. If for any reason Lessee is unable to obtain the required Licenses and UPS consent within the ninety (90) day period (or 120 day period if so extended by Lessor) then Lessee may terminate this Lease in which event neither party shall have any further obligation to the other, however, Lessor shall retain the security deposit as a termination fee. Lessee shall also pay to Lessor their broker's fee of $1,453.13 should Lessee terminate this lease. Notwithstanding any provisions hereof, Lessee's obligation to pay rent hereunder shall commence upon the Rent Commencement Date of November 9, 1998.

            SECTION 32.  HVAC MAINTENANCE AND SERVICE REQUIREMENTS:

  The service contract must become effective within thirty (30) days of the date of occupancy of the facility and must be performed on at least a semi-annual basis. Please be sure that your contractor includes the following items in your maintenance contract:

        1.   Adjust belt tension;
        2.   Lubricate all moving parts, as necessary;
        3.   Inspect and adjust all temperature and safety controls;
        4.   Check refrigeration system for leaks and operation;
        5.   Check refrigeration system for moisture;
        6.   Inspect compressor oil level and crank heater;
        7.   Check space conditions;
        8. Check condensate drains and drain pans and clean, if necessary;
        10.  Inspect and adjust damper;
        11.  Check and adjust dampers;
        12.  Run machine through complete cycle.
        13.  Replace filters on a monthly basis.

                       SECTION 33.  HAZARDOUS SUBSTANCES

  Lessor represents and warrants to Lessee that to its knowledge, there are no hazardous substances located in, on or under the Building, the property or Leased Premises and there has been no violation thereon of any law governing hazardous substances. And, if hazardous substances are discovered at some later date on or about the Building or Leased Premises, which were not caused by Lessee, Lessor shall be liable for all costs and expenses associated with regulatory requirements to eliminate such problems.

  Lessee represents and warrants to Lessor that to its knowledge there has been no violation by Lessee of any law governing hazardous substances. And, if hazardous substances are discovered at some later date on or about the Building or Leased Premises, which were caused by Lessee, Lessee shall be liable for all costs and expenses associated with regulatory requirements to eliminate such problems.

  IN WITNESS WHEREOF, the Lessor and Lessee, acting herein by duly authorized individuals, have caused these presents to be executed in multiple counterparts, each of which shall have the force and effect of an original, on this 9th day of October, 1998.

  Lessor:  CORPORATE EXCHANGE LIMITED PARTNERSHIP
           by: Exchange Realty Partners Limited Liability Company, its sole general partner

  By:      /s/ Patrick J. O'Connell
           ------------------------


  Name:    Patrick J. O'Connell,
  Title:   President

  Lessee:  GEERLINGS & WADE OF TEXAS, INC.

  By:      /s/ Thomas V. DiBello
           ---------------------


  Name:    Thomas V. DiBello,
  Title:   President


EXHIBITS:

Exhibit A:    Leased Premises
Exhibit B:    Legal Description
Exhibit C:    Building Rules and Regulations
Exhibit D:    Signage Requirements
Exhibit E:    Acceptance Certificate
Exhibit F:    Declaration Of Commencement

                                 EXHIBIT "A"

                            (Description to Come)

                                 EXHIBIT "B"



  BEING 9.1354 ACRES OF LAND OUT OF AND A PART OF UNRESTRICTED RESERVE "F", CORPORATE BUSINESS PARK, A SUBDIVISION RECORDED IN VOLUME 23, PAGE 5 IN THE FORT BEND COUNTY MAP RECORDS, FORT BEND COUNTY, TEXAS, SAID TRACT ALSO BEING OUT OF AND A PART OF A REPLAT OF UNRESTRICTED RESERVE "B", CORPORATE BUSINESS PARK, A SUBDIVISION RECORDED IN VOLUME 22, PAGE 9 IN THE FORT BEND COUNTY MAP RECORDS, FORT BEND COUNTY, TEXAS, SAID TRACT ALSO BEING IN THE H.J. DEWITT SURVEY, ABSTRACT NO. 162, STAFFORD, FORT BEND COUNTY, TEXAS, SAID TRACT OF LAND ALSO BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT A POINT AT THE INTERSECTION OF THE NORTH BOUNDARY LINE OF RESERVE "F", CORPORATE BUSINESS PARK, A SUBDIVISION RECORDED IN VOLUME 22, PAGE 9 IN THE MAP RECORDS OF FORT BEND COUNTY, TEXAS AND THE EXTENSION OF THE CENTERLINE OF EXCHANGE DRIVE;

THENCE N 89 49' 00" E, ALONG THE NORTH BOUNDARY LINE OF RESERVE "F" OF SAID CORPORATE BUSINESS PARK, A DISTANCE OF 280.00 FEET TO A 5/8 INCH IRON ROD FOR CORNER;

THENCE S 00 03' 00" E, A DISTANCE OF 755.07 FEET TO A 5/8 INCH IRON ROD FOR CORNER;

THENCE S 89 57' 00" W, A DISTANCE OF 250.00 FEET TO A POINT FOR A CORNER, SAID POINT LYING ON THE EAST RIGHT-OF-WAY LINE OF EXCHANGE DRIVE (60 FEET WIDE);

THENCE 00 03' 00" W, ALONG THE EAST RIGHT-OF-WAY LINE OF EXCHANGE DRIVE (60 FEET WIDE) A DISTANCE OF 80.00 FEET TO A POINT OF CURVATURE;

THENCE ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 60.00 FEET, A CENTRAL ANGLE BEING 299 59' 59", AN ARC LENGTH OF 314.15 FEET, A TANGENCY OF 69.29 FEET, SAID CURVE ALSO HAVING A LONG CHORD BEARING OF S 89 56' 49" W, WITH A DISTANCE OF
60.00 FEET TO A POINT, SAID POINT LYING ON THE WEST RIGHT-OF-WAY LINE OF EXCHANGE DRIVE (60 FEET WIDE);

THENCE S 00 03' 00" E, ALONG THE WEST RIGHT-OF-WAY LINE OF EXCHANGE DRIVE (60 FEET WIDE), A DISTANCE OF 45.00 FEET TO A POINT FOR A CORNER;

THENCE S 89  57' 00" W, A DISTANCE OF 250.00 FEET TO A POINT FOR A CORNER;

THENCE N 00 03' 00" W, A DISTANCE OF 718.77 FEET TO A 5/8 INCH IRON ROD FOR A CORNER, SAID IRON ROD LYING ON THE NORTH PROPERTY LINE OF RESERVE "F", CORPORATE BUSINESS PARK;

THENCE N 89 49' 00" E, ALONG THE NORTH PROPERTY LINE OF RESERVE "F", CORPORATE BUSINESS PARK, A DISTANCE OF 280.00 FEET TO THE POINT OF BEGINNING AND CONTAINING 9.1354 ACRES OF LAND, MORE OR LESS;

TOGETHER WITH RIGHTS OF INGRESS AND EGRESS ACROSS THAT CERTAIN CUL-DE-SAC LOCATED AT THE NORTH END OF EXCHANGE DRIVE, CONSISTING OF 0.2596 ACRES AS REFLECTED IN PLAT RECORDED IN VOLUME 23, PAGE 5 OF THE MAP RECORDS OF FORT BEND COUNTY, TEXAS.

                                  EXHIBIT "C"


                        BUILDING RULES AND REGULATIONS


  1. LESSOR AGREES TO FURNISH LESSEE TWO KEYS WITHOUT CHARGE. ADDITIONAL KEYS WILL BE FURNISHED AT A NOMINAL CHARGE.

  2. LESSEE WILL REFER TO ALL CONTRACTORS, CONTRACTOR'S REPRESENTATIVES AND INSTALLATION TECHNICIANS, RENDERING ANY SERVICE ON OR TO THE LEASED PREMISES FOR LESSEE FOR LESSOR'S APPROVAL AND SUPERVISION BEFORE PERFORMANCE OF ANY CONTRACTUAL SERVICE. THIS PROVISION SHALL APPLY TO ALL WORK PERFORMED IN THE BUILDING INCLUDING INSTALLATION OF TELEPHONE, TELEGRAPH EQUIPMENT, ELECTRICAL DEVICES AND ATTACHMENTS AND INSTALLATIONS OF ANY NATURE AFFECTING FLOORS, WALLS, WOODWORK, TRIM, WINDOWS, CEILINGS, EQUIPMENT OF ANY OTHER PHYSICAL PORTION OF THE BUILDING.

  3. NO LESSEE SHALL AT ANY TIME OCCUPY ANY PART OF THE BUILDING AS SLEEPING OR LODGING QUARTERS.

  4. LESSEE SHALL NOT PLACE, INSTALL OR OPERATE ON THE LEASED PREMISES OR IN ANY PART OF THE BUILDING, ANY ENGINE, STORE OR MACHINERY, OR CONDUCT MECHANICAL OPERATIONS OR COOK THEREON OR THEREIN, OR PLACE OR USE IN OR ABOUT THE LEASED PREMISES ANY EXPLOSIVES, GASOLINE, KEROSENE, OIL, ACIDS, CAUSTICS, OR ANY INFLAMMABLE, EXPLOSIVE, OR HAZARDOUS MATERIAL WITHOUT WRITTEN CONSENT OF LESSOR.

  5. LESSOR WILL NOT BE RESPONSIBLE FOR LOST OR STOLEN PERSONAL PROPERTY, EQUIPMENT, MONEY OR JEWELRY FROM LESSEE'S AREA OR PUBLIC ROOMS REGARDLESS OF WHETHER SUCH LOSS OCCURS WHEN AREA IS LOCKED AGAINST ENTRY OR NOT.

  6. NO BIRDS, FOWL OR ANIMALS SHALL BE BROUGHT INTO OR KEPT IN OR ABOUT THE BUILDING.

  7. EMPLOYEES OF LESSOR SHALL NOT RECEIVE OR CARRY MESSAGES FOR OR TO ANY LESSEE OR OTHER PERSON, NOR CONTRACT WITH OR RENDER FREE OR PAID SERVICES TO ANY LESSEE OR LESSEE'S AGENTS, EMPLOYEES OR INVITEES.

  8. LESSOR WILL NOT PERMIT ENTRANCE TO LESSEE'S OFFICES BY USE OF PASS KEY CONTROLLED BY LESSOR TO ANY PERSON AT ANY TIME WITHOUT WRITTEN PERMISSION BY LESSEE, EXCEPT EMPLOYEES, CONTRACTORS, OR SERVICE PERSONNEL DIRECTLY SUPERVISED BY LESSOR.

  9. NONE OF THE ENTRIES, PASSAGES, DOORS, ELEVATORS, HALLWAYS OR STAIRWAYS SHALL BE BLOCKED OR OBSTRUCTED, OR ANY RUBBISH, LITTER, TRASH, OR MATERIAL OF ANY NATURE PLACED, EMPTIED OR THROWN INTO THESE AREAS, OR SUCH AREAS, OR SUCH AREAS TO BE USED AT ANY TIME EXCEPT FOR ACCESS OR EGRESS BY LESSEE, LESSEE'S AGENTS, EMPLOYEES OR INVITEES.

  10. THE WATER CLOSETS AND OTHER WATER FIXTURES SHALL NOT BE USED FOR ANY PURPOSE OTHER THAN THOSE FOR WHICH THEY WERE CONSTRUCTED, AND ANY DAMAGE RESULTING TO THEM FROM MISUSE, OR BY THE DEFACING OR INJURY OF ANY PART OF THE BUILDING SHALL BE BORNE BY THE PERSON WHO SHALL OCCASION IT. NO PERSON SHALL WASTE WATER BY INTERFERING WITH THE FAUCETS OR OTHERWISE.

  11. NO PERSON SHALL DISTURB THE OCCUPANTS OF THE BUILDING BY THE USE OF ANY MUSICAL INSTRUMENTS, THE MAKING OF UNSEEMLY NOISES, OR ANY UNREASONABLE USE.

  12. NOTHING SHALL BE THROWN OUT OF THE WINDOWS OF THE BUILDING, OR DOWN THE STAIRWAYS OR OTHER PASSAGES.

  13.  THE WASHING OF MOTOR VEHICLES SHALL BE PROHIBITED.

  14. LESSEE AGREES NOT TO OVERBURDEN THE PARKING FACILITIES AND SPECIFICALLY NOT TO PARK OR STORE MOTOR VEHICLES OR OTHER EQUIPMENT ON SUCH PARKING FACILITIES FOR UNINTERRUPTED PERIODS OF TIME IN ALL EVENTS NOT TO EXCEED TEN
(10) DAYS, AND FURTHER AGREES TO COOPERATE WITH LESSOR AND OTHER LESSEES IN THE USE OF PARKING FACILITIES, CONSENTING TO THE RELOCATION BY LESSOR OF ANY SUCH PARKED OR STORED MOTOR VEHICLES OR EQUIPMENT TO MAINTAIN THE SAFE AND EFFICIENT OPERATION AND FAVORABLE APPEARANCE OF THE PROJECT.

  IT IS LESSOR'S DESIRE TO MAINTAIN IN THE BUILDING THE HIGHEST STANDARD OF DIGNITY AND GOOD TASTE CONSISTENT WITH COMFORT AND CONVENIENCE FOR LESSEES. ANY ACTION OR CONDITION NOT MEETING THIS HIGH STANDARD SHOULD BE REPORTED DIRECTLY TO LESSOR. YOUR COOPERATION WILL BE MUTUALLY BENEFICIAL AND SINCERELY APPRECIATED. THE LESSOR RESERVES THE RIGHT TO MAKE SUCH OTHER AND FURTHER REASONABLE RULES AND REGULATIONS AS IN ITS JUDGMENT MAY FROM TIME TO TIME BE NEEDFUL, FOR THE SAFETY, CARE AND CLEANLINESS OF THE LEASED PREMISES, AND FOR THE PRESERVATION OF GOOD ORDER THEREIN.

                              CORPORATE EXCHANGE
                             PROTECTIVE COVENANTS
                                ITEM 7  "SIGNS"


7.  Signs:   All proposed signs, including site information signs, shall be
    ------
subject to the approval by Lessor. All signs shall conform to the overall sign program established by Lessor. Unless otherwise approved in writing by Lessor, all signs must be attached to a building, parallel to and contiguous with its wall, and must not project above its roof line. No sign of a flashing or moving character shall be installed and no sign shall be painted on a building wall.



                        CORPORATE EXCHANGE CENTER LEASE

                                  EXHIBIT "D"
                           CORPORATE EXCHANGE CENTER
                              SIGNAGE REQUIREMENTS


Size:              4' x 8' with 1 1/2" radius edge

Background:        Ivory

Material:          Metal

Design: Any design/logo or lettering style you choose. Color of lettering of your choice.

Limitations:       Not more than 50% of the sign to be colored any
                   one color other than the background color